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Exhibit 99.2

                Certification Required by 18 U.S.C. Section 1350
     (as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)

I, Charles L. McNairy, as Executive Vice President, Treasurer and Chief Financial Officer of Avatar Holdings Inc. (the "Company"), certify, pursuant to 18 U.S.C. Section 1350 (as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002), that to my knowledge:

(1) the accompanying Annual Report on Form 10-K of the Company for the annual period ended December 31, 2002 (the "Report"), filed with the U.S. Securities and Exchange Commission, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 24, 2003

                         /s/ Charles L. McNairy
                         -------------------------------------------------------
                         Charles L. McNairy
                         Executive Vice President, Treasurer and Chief Financial Officer



A signed original of this written statement required by Section 906 has been provided by Avatar Holdings Inc. and will be retained by Avatar Holdings Inc. and furnished to the Securities and Exchange Commission or its staff upon request.